UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 7, 2013

Nielsen Holdings N.V.

(Exact name of registrant as specified in its charter)

The Netherlands	001-35042	98-0662038
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

85 Broad Street New York, New York 10004 (646) 654-5000	Diemerhof 2 1112 XL Diemen The Netherlands +31 20 398 8777

(Address of principal executive offices)

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On May 7, 2013, the shareholders of Nielsen Holdings N.V. (the “Company”) approved the Amended and Restated Nielsen Holdings 2010 Stock Incentive Plan (the “Plan”) at the Company’s annual meeting of shareholders. The principal purpose of the amendment is to (i) authorize 24,531,295 shares of our common stock to be issued under the Plan (representing an increase of 9,300,000 shares over the amount authorized under the Plan prior to the amendment), (ii) increase the maximum number of shares underlying options and stock appreciation rights that may be granted to a participant from 1,250,000 to 2,000,000 during any fiscal year, and (iii) make some technical updates to the provisions related to the administration of the Plan.

The material features of the Plan are described in the Company’s definitive proxy statement for the 2013 annual meeting of shareholders (the “Proxy Statement”) filed with the Securities and Exchange Commission (the “SEC”) on April 15, 2013 in the section entitled “Proposal No. 6—Approval of the Amended and Restated Nielsen Holdings 2010 Stock Incentive Plan,” which description is filed herewith as Exhibit 99.1 and incorporated herein by reference. The above description of the Plan is qualified in its entirety by reference to the copy of the Plan attached to the Proxy Statement as Annex A, which is also incorporated herein by reference.

Item 5.07    Submission of Matters to a Vote of Security Holders.

The Company held its annual meeting of shareholders on May 7, 2013. The Company’s shareholders considered eight proposals, each of which is described in more detail in the Proxy Statement. The final voting results for each matter submitted to a vote of shareholders at the annual meeting are as follows:

	For	Against	Abstain	Broker Non-Votes
1. To (a) adopt the Dutch statutory annual accounts for the year ended December 31, 2012 and (b) authorize the preparation of the Dutch statutory annual accounts and the annual report of the Board of Directors required by Dutch law, both for the year ending December 31, 2013 in the English language	339,041,396	2,116,104	1,108,487	—
2. To discharge the members of the Board of Directors from liability pursuant to Dutch law in respect of the exercise of their duties during the year ended December 31, 2012	335,170,104	115,815	1,727,252	5,252,816
3. To elect the following Executive and Non-Executive Directors of the Board of Directors
David L. Calhoun	316,216,154	20,777,011	20,006	5,252,816
James A. Atwood, Jr.	303,054,771	33,957,883	517	5,252,816
Richard J. Bressler	305,155,877	31,856,777	517	5,252,816
Patrick Healy	305,155,920	31,856,734	517	5,252,816
Karen M. Hoguet	334,083,111	2,929,543	517	5,252,816
James M. Kilts	312,561,168	24,451,386	617	5,252,816
Alexander Navab	305,154,503	31,856,930	1,738	5,252,816
Robert Pozen	333,285,769	3,726,885	517	5,252,816
Vivek Ranadivé	303,863,181	33,147,953	2,037	5,252,816
Robert Reid	304,975,875	32,035,529	1,767	5,252,816
Javier G. Teruel	334,034,009	2,978,645	517	5,252,816
4. To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2013	341,492,612	770,233	3,142	—
5. To appoint Ernst & Young Accountants LLP as the Company’s auditor who will audit the Company’s Dutch statutory annual accounts for the year ending December 31, 2013	341,491,237	771,339	3,411	—
6. To approve the Amended and Restated 2010 Stock Incentive Plan	331,085,989	5,915,739	11,443	5,252,816

	For	Against	Abstain	Broker Non-Votes
7. To approve the extension of the authority of the Board of Directors to repurchase up to 10% of the Company’s issued share capital (including depositary receipts issued for the Company’s shares) until November 7, 2014 on the open market, through privately negotiated transactions or in one or more self-tender offers for a price per share (or depositary receipt) not less than the nominal value of a share and not higher than 110% of the most recently available (as of the time of repurchase) price of a share (or depositary receipt) on any securities exchange where the Company’s shares (or depositary receipts) are traded	341,757,114	73,966	434,907	—
8. To approve, in a non-binding, advisory vote the compensation of the Company’s named executive officers as disclosed in the Proxy Statement pursuant to the SEC rules	324,874,024	5,785,190	6,353,957	5,252,816

Item 9.01.	Exhibits.

(e) Exhibits

For a list of exhibits, see the Exhibit Index in this Report, which is incorporated into this Item 9.01 by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 9, 2013

NIELSEN HOLDINGS N.V.

By:	/s/ Harris Black
Name:	Harris Black
Title:	Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1	Amended and Restated Nielsen Holdings 2010 Stock Incentive Plan (incorporated herein by reference to Annex A to the Company’s Definitive Proxy Statement on Schedule 14A dated April 15, 2013)

99.1	The section entitled “Proposal No. 6—Approval of the Amended and Restated Nielsen Holdings 2010 Stock Incentive Plan” starting at page 24 of the Company’s Definitive Proxy Statement on Schedule 14A dated April 15, 2013 is incorporated herein by reference